Exhibit 10.8

Execution Version

iSpecimen Inc.

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

This Series B Preferred Stock Purchase Agreement (this “Agreement”) is made as of August 22, 2014, by and among iSpecimen Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A attached to this Agreement, as such Exhibit A may be supplemented from time to time to add New Investors (each an “Investor” and collectively, the “Investors”).

The parties hereby agree as follows.

1.            Purchase and Sale of Series B Preferred Stock.

1.1            Sale and Issuance of Series B Preferred Stock.

1.1.1          Filing of Restated Certificate. The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) the Third Amended and Restated Certificate of Incorporation in substantially the form of Exhibit B attached to this Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Restated Certificate”).

1.1.2          Sale of Series B Preferred Stock. Subject to the terms and conditions of this Agreement, each Investor that is not a Note Investor (as defined below) agrees to purchase at the Initial Closing (as defined below) and the Company agrees to sell and issue to each such Investor at the Initial Closing that number of shares of Series B Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”), set forth opposite such Investor’s name on Exhibit A (the “Series B Shares”), at a purchase price of $2.52019 per share (the “Series B Price”), subject to Section 1.3 of this Agreement. The aggregate amount of Series B Shares to be sold pursuant to this Agreement shall not exceed 3,174,365 shares.

1.2            Conversion of Promissory Notes and Issuance of Series A-1 Preferred Stock.

1.2.1          Conversion of Promissory Notes. By execution of this Agreement, certain Investors who are holders of Convertible Promissory Notes (each a “Note Investor” and collectively, the “Note Investors”) in the aggregate principal amount of $550,000.00 (the “Convertible Notes”), hereby agree that, subject to Section 1.3 of this Agreement, the principal amount of (and all accrued interest thereon) all such Convertible Notes previously issued by the Company to the Note Investors are cancelled, extinguished, terminated, retired and contributed to the capital of the Company as of the date of the Initial Closing through the acquisition by the Note Investors of that number of shares of Series A-1 Preferred Stock, $0.0001 par value per share (the “Series A-1 Preferred Stock”), set forth opposite such Note Investor’s name on Exhibit A (the “Series A-1 Shares”), which shall be calculated at the conversion rate of one (1) share of Series A-1 Preferred Stock for each $1.00808 per share in principal amount of (and all accrued interest thereon) all Convertible Notes so converted (at a $10.0 million capped pre-money valuation). The aggregate amount of Series A-1 Shares to be sold pursuant to this Agreement by cancellation or conversion of indebtedness owed to the Note Investors by the Company shall not exceed 556,550 shares.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

1.3            Closing; Delivery.

1.3.1         Initial Closing. The initial closing of the purchase and sale of the Series B Shares and Series A-1 Shares (collectively, the “Shares”) shall take place remotely via the exchange of documents and signatures on August 22, 2014 or at such other time and place as the Company and the Investors representing a majority of the Series B Shares to be sold mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). A minimum commitment of $3,000,000 of new proceeds shall be required for the Initial Closing (excluding any amounts related to the conversion of the Convertible Notes described above). At the Initial Closing, each of the Investors shall deliver to the Company the purchase price for the Shares by (i) check payable to the Company or by wire transfer to a bank account designated by the Company, or (ii) cancellation of indebtedness owed by the Company to Note Investors holding Convertible Notes, as applicable. In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified herein.

1.3.2         Tranche Closings. Subject to the terms of this Agreement and provided that an Investor commits at the Initial Closing to the purchase and sale of that total number of Series B Shares as set forth opposite such Investor’s name on Exhibit A, each such Investor shall have the option to make the balance of payments for such Investor’s Series B Shares at three (3) successive closings following the Initial Closing (each such closing a “Tranche Closing” and collectively, the “Tranche Closings”). Such Tranche Closings shall be triggered by and in accordance with the Company’s achievement of certain milestones (as described below and on Schedule A). The Company shall provide each Investor at least sixty (60) days’ prior written notice of each Tranche Closing. The Tranche Closings shall take place not more than fifteen (15) days after satisfaction of the conditions to each Tranche Closing set forth below. Notwithstanding the foregoing, each Investor may invest more than such Investor’s pro rata commitment in any Tranche Closing to satisfy such Investor’s full commitment made at the Initial Closing.

1.3.3         Achievement of Milestones. The obligations of the Investors to participate at the Tranche Closings are subject to the fulfillment by the Company of the milestones and objectives set forth in Schedule A attached hereto. Any change to the milestones in Schedule A must be approved by the Board of Directors of the Company (the “Board”), which approval shall include the vote of OBF Investments, LLC and Andrew Ross (the “Series B Lead Investors”). When the Board has determined that the objectives and milestones outlined in Schedule A have been achieved, the Company may initiate the respective Tranche Closings by sending to the Investors sixty (60) days prior written notice. Following the end of the sixty-day notice period, the Investors shall transfer funds to the Company within ten (10) business days. At each Tranche Closing, each of the representations and warranties of the Company contained in Section 2 shall be true and correct as of such Tranche Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing, except for changes to the extent required and immaterial matters arising in the ordinary course of business. At each Tranche Closing, the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Tranche Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein. As promptly as practicable, the Company shall notify the Investors of the anticipated attainment or default of any of the milestones set forth in Schedule A. The Company shall have ninety (90) days to remedy any missed milestone (the “Cure Period”).

Following the Initial Closing and the provision of the Tranche 1 investment, the Series B Lead Investors may introduce substitute investors reasonably acceptable to the Board (a “Substitute Investor”) in order for such Substitute Investor to subscribe for all or a portion of the original Series B Lead Investor’s commitment in subsequent tranches set forth on Schedule A in “Milestone Based Investment Tranches.” Subject to the approval of the Board (which approval shall not be unreasonably withheld, conditioned or delayed), the Series B Lead Investors may assign, transfer or bestow their right to invest in Tranches 2-4 to Substitute Investors. At any Tranche Closing, all Investors (other than New Investors or Substitute Investors) shall have a right of oversubscription on Series B Shares not subscribed for by the original Investor participating at the Initial Closing or a Substitute Investor following the Initial Closing (a “Right of Oversubscription”); provided, however, that the Series B Lead Investors shall have the obligation to purchase all Series B Shares not subscribed for an any Tranche Closing following such initial exercise of the Right of Oversubscription by all Investors and any Substitute Investor. The Right of Oversubscription shall be allocated pro rata among all Investors (including a Substitute Investor) exercising the Right of Oversubscription, with the numerator being the shares of Preferred Stock held by each Investor (including a Substitute Investor) exercising the Right of Oversubscription, and the denominator being all shares of Preferred Stock held by all Investors (including all Substitute Investors) exercising the Right of Oversubscription. For the avoidance of doubt, the Right of Oversubscription shall not apply to a transfer, sale, gift or other disposition to a Substitute Investor by a Series B Lead Investor, or otherwise to a New Investor (as defined below) introduced to the Company by any Investor or any existing stockholder of the Company and participating at a Tranche Closing. For the avoidance of doubt, New Investors and Substitute Investors shall enjoy the same rights and privileges with respect to the purchase and ownership of Series B Shares, except as expressly set forth herein.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

1.3.4         Failure to Invest at Tranche Closing. If any Investor fails to participate fully for its complete pro rata commitment in any Tranche Closing (a “Defaulting Investor”), the existing shares of Series B Shares then held by such Defaulting Investor shall be automatically converted into Common Stock, and such Defaulting Investor shall forfeit all of its rights related to the Series B Shares, other than registration rights and the right to obtain basic financial information afforded to all other holders of Common Stock. Failure by any Series B Lead Investor to provide the committed capital upon satisfactory achievement of a milestone (with exceptions, such as allowing approved affiliates or other investors approved by the Board to assume some of the investment commitment for any milestone) shall result in automatic disqualification from participation in subsequent tranches and/or rounds of investment and the conversion into Common Stock of any Series B Shares held by that Investor. All non-defaulting Investors shall have the right to oversubscribe for the Defaulting Investor’s portion of the defaulted investment amount (on a pro rata basis among the non-defaulting Investors). Notwithstanding the foregoing and for the avoidance of doubt, a holder of Series B Shares may satisfy its obligation to make additional investments in the Company at a Tranche Closing pursuant to this Agreement by assigning, transferring or otherwise substituting other investor(s) approved in advance by the Board to satisfy such Investor’s commitment to make additional investments in the Company pursuant to this Agreement and to subscribe for all or a portion of such Investor’s commitment in any Tranche Closing. Upon any such substitution for the full amount of the Investor’s required subscription for that Tranche Closing, the Investor shall have satisfied the investment commitment and shall not be deemed a Defaulting Investor. If less than all of the Investor’s commitment in any Tranche Closing is not fully funded (whether by that Investor or its Substitute Investor(s), as defined below), a number of Series B Shares previously or to be concurrently issued to such Investor equivalent in value to that portion of the amount which was not funded by that Investor at any Tranche Closing shall be converted into Common Stock, and the Defaulting Investor shall forfeit all rights to participate in any subsequent Tranche Closing. By way of illustration and example, if a holder of Series B Shares was required to purchase 300,000 shares of Series B Shares at a Tranche Closing, and such holder only purchases 200,000 shares (whether directly by such holder or in conjunction with such holder’s substituted investor(s)), then 100,000 shares of Series B Shares previously issued to any such holder shall be converted into Common Stock.

1.3.5         Failure to Achieve Milestone. If the Company fails to achieve within the Cure Period a required milestone for a Tranche Closing set forth on Schedule A, the Series B Lead Investors shall have the right: (i) to withhold funding for that Tranche Closing; (ii) at their election fund the Tranche Closing and receive twenty percent (20%) warrant coverage for the Tranche Closing connected to the missed milestone (calculated as twenty percent (20%) of those Series B Shares to be purchased by each Investor at the Tranche Closing) for one cent ($0.01) per share (with an exercise period of five (5) years), or (iii) a right of first refusal to fund on terms equal to those offered by any third party investor after the Cure Period. The Board and the Series B Lead Investors shall discuss in good faith appropriate mechanisms for an adjustment of the valuation related to the Series B Shares. The Board’s determination shall take in consideration how many milestones have been achieved to date, the number of days or months by which the milestone was missed, the Company’s remediation efforts to correct the missed milestone, the time required to obtain the milestone and the next milestone, the increase in valuation also achieved by previously-obtained milestones, and other relevant factors. The Board, including the members of the Board designated by the Series B Lead Investors, shall determine in good faith with the recommendations of management, significant stockholders, and external experts an appropriate mechanism for addressing the change in valuation due to a missed milestone (including the issuance of the warrant coverage).

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

1.3.6         Delivery of Stock Certificates. As soon as practicable following the Initial Closing, the Company shall deliver to each Investor a certificate representing the Shares being purchased by such Investor against payment of the purchase price or cancellation of indebtedness therefor. The Note Investors shall tender to the Company at the Initial Closing the original of all outstanding Convertible Notes and such Convertible Notes shall be marked “Cancelled.” By signing this Agreement, the Note Investors hereby further agree that (i) regardless of the actual date of the Initial Closing, interest shall have stopped accruing under any Convertible Note, as applicable, of the day immediately prior to such Initial Closing (the “Interest Accrual Date”), and hereby waive any interest on such indebtedness after such Interest Accrual Date, (ii) the number of Series A-1 Shares issued to the Note Investors pursuant hereto upon conversion of such Convertible Notes fully satisfies the Company’s obligation to issue to the Note Investors shares of the Company’s capital stock under such Convertible Notes, and (iii) all outstanding principal and interest which has accrued through the Interest Accrual Date under such Convertible Notes shall be automatically converted into Series A-1 Shares without further action on the part of the Company or the holder, and such Convertible Notes shall be automatically canceled in their entirety and thereafter represent only the right of the holder thereof to receive the Series A-1 Shares issuable upon such conversion as set forth on Exhibit A.

1.3.7         New Investors. The Company may, with the consent of the Series B Lead Investors (which consent shall not be unreasonably withheld, conditioned or delayed), offer and sell to other accredited investors (as accredited under the federal securities laws, the “New Investors”), at the Series B Price, up to that number of Series B Shares that is equal to the total number of Series B Shares authorized by the Restated Certificate (that is, an aggregate of 3,174,362 Series B Shares are reserved for aggregate financing gross proceeds of approximately $8,000,000) less the number of Series B Shares actually issued and sold by the Company at the Initial Closing or any Tranche closing. New Investors may include persons or entities who are already Investors under this Agreement. The Company and the New Investors purchasing Series B Shares at each Tranche Closing will execute counterpart signature pages to this Agreement and that certain Investor Rights Agreement in the form of Exhibit D attached hereto (the “Investors’ Rights Agreement,” and together with this Agreement, the “Transaction Agreements”). Such New Investors will, upon delivery to the Company of such signature pages, become parties to, and bound by, the Transaction Agreements, each to the same extent as if they had been Investors at the Initial Closing. Each Investor hereby agrees to waive any rights of first refusal it may have in connection with the sale of any Series B Shares in such Tranche Closing to New Investors. For the avoidance of doubt, the Right of Oversubscription set forth above in Section 1.3.3 shall not apply to the purchase of Series B Shares by a New Investor.

1.3.8         Use of Proceeds. The proceeds from the issuance of the Series B Shares will be used for working capital, sales and marketing, the achievement of the milestones set forth in Schedule A, and general corporate purposes.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

2.            Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement (the “Disclosure Schedule”), if any, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated.

2.1            Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and corporate authority required (a) to carry on its business as presently conducted and as presently proposed to be conducted and (b) to execute, deliver and perform its obligations under the Transaction Agreements. The Company is duly qualified and has the power and authority to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, prospects, property, or results of operations of the Company (a “Material Adverse Effect”).

2.2            Capitalization. The authorized capital of the Company consists, immediately prior to the Closing (unless otherwise noted), of the following.

2.2.1          A total of 16,000,000 shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”), 5,402,783 shares of which are issued and outstanding immediately prior to the Closing, 97,440 shares of which are issuable on conversion of those certain Warrants to Purchase Common Stock, 3,427,871 shares of which are issuable on conversion of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), 556,550 shares of which are issuable on conversion of the Series A-1 Shares, 3,200,000 shares of which are issuable on conversion of the Series B Shares, and up to 991,785 additional shares of which are issuable pursuant to the Company’s 2013 Stock Incentive Plan (as described in Section 2.2.3 of this Agreement). All of the outstanding shares of Common Stock and Series A Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in material compliance with all applicable federal and state securities laws.

2.2.2          A total of 8,000,000 shares of preferred stock of the Company, $0.0001 par value per share (the “Preferred Stock”), of which (i) 3,427,871 shares are designated as Series A Preferred Stock, all of which are issued and outstanding immediately prior to the Closing, (ii) 556,550 shares are designated as Series A-1 Preferred Stock, none of which are issued and outstanding immediately prior to the Closing, and (iii) 3,200,000 shares are designated as Series B Preferred Stock, none of which are issued and outstanding immediately prior to the Closing.

2.2.3          A total of up to 991,785 additional shares of Common Stock are subject to issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s 2013 Stock Incentive Plan (the “Stock Plan”). All such shares of Common Stock reserved under the Stock Plan remain available for issuance to officers, directors, employees, advisors and consultants pursuant to the Stock Plan.

2.2.4          There are no outstanding preemptive rights, options, warrants, conversion privileges or rights (including but not limited to rights of first refusal or similar rights), orally or in writing, to purchase or acquire any securities from the Company including, without limitation, any shares of Common Stock, or Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock, except for (a) the conversion privileges of the Series B Shares and Series A-1 Shares to be issued under this Agreement pursuant to the terms of the Restated Certificate, (b) the conversion privileges of the shares of Series A Preferred Stock pursuant to the terms of the Restated Certificate, (c) the Warrants described in Section 2.2.2 of this Agreement, (d) the rights provided in the Investors’ Rights Agreement, and (e) the securities and rights described in Section 2.2.3 of this Agreement.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

2.2.5          Except at set forth on the Disclosure Schedule, none of the Company’s stock purchase agreements or stock option documents contains provision(s) for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, and no such acceleration or changes in vesting provisions or terms would be triggered by the sale(s) contemplated hereunder and/or the Transaction Agreements. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

2.2.6          The Company has not issued or sold any of its securities at less than fair market value to any employee, consultant or other provider of services to the Company. The Company has not accelerated vesting of any of the Company’s securities in such a way as to cause the holder of such security to recognize ordinary income subject to an excise tax pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

2.3            Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4            Authorization. All corporate action has been taken, or will be taken prior to the Closing, on the part of the Board and stockholders that is necessary for the authorization, execution and delivery of the Transaction Agreements by the Company and the performance by the Company of the obligations to be performed by the Company as of the date hereof under the Transaction Agreements. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5            Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by an Investor. Based in part on the accuracy of the representations of the Investors in Section 3 of this Agreement and subject to filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the offer, sale and issuance of the Shares to be issued pursuant to and in conformity with the terms of this Agreement and the issuance of the Common Stock, if any, to be issued upon conversion thereof for no additional consideration and pursuant to the Restated Certificate, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be duly authorized, validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by an Investor. Based in part upon the representations of the Investors in Section 3 of this Agreement, and subject to filings pursuant to Regulation D of the Securities Act and applicable state securities laws, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

2.6            Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing of the Restated Certificate, which will have been filed as of the Closing, and (b) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7            Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially and adversely impact the Company.

2.8            Intellectual Property. The Company owns or possesses sufficient legal rights to all Intellectual Property (as defined below) that is necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted (the “Company Intellectual Property”) without any violation or infringement (or in the case of third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications, without any violation or infringement known to the Company) of the rights of others. No product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any rights to any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes (collectively, “Intellectual Property”) of any other party, except that with respect to third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications the foregoing representation is made to the Company’s knowledge only. Other than with respect to commercially available software products under standard end-user object code license agreements, there is no outstanding option, license, agreement, claim, encumbrance or shared ownership interest of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person. The Company has not received any written communications alleging that the Company has violated or, by conducting its business, would violate any of the Intellectual Property of any other person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. Section 2.8 of the Disclosure Schedule lists all Intellectual Property as are necessary to the conduct of its business as is now conducted. None of the Company Intellectual Property includes or incorporates into its source code any open source software that is licensed under the General Public License or another open source code license having a similar “contaminating” effect on the Company Intellectual Property or that would otherwise require the Company or any of its subsidiaries to release any portion of its source code, or to permit free redistribution, reverse engineering or modification of any of the Company Intellectual Property.

2.9            Employee and Consultant Matters. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Investors. No current or former employee or consultant has excluded works or inventions from his or her assignment of inventions pursuant to such agreement. To the Company’s knowledge, no such employees or consultants is in violation thereof. To the Company’s knowledge, none of its employees is obligated under any judgment, decree, contract, covenant or agreement that would materially interfere with such employee’s ability to promote the interests of the Company or that would interfere with such employee’s ability to promote the interests of the Company or that would conflict with the Company’s business. To the best of the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all Intellectual Property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

2.10            Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of the Restated Certificate or Bylaws, (b) of any judgment, order, writ or decree of any court or governmental entity, (c) under any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party that is required to be listed on the Disclosure Schedule, or, (d) to its knowledge, of any provision of federal or state statute, rule or regulation materially applicable to the Company. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or default, or constitute, with or without the passage of time and giving of notice, either (i) a default under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.11          Title to Property and Assets. The Company owns its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in material compliance with each such lease.

2.12          Agreements. Except for the Transaction Agreements and as set forth on the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party that involve (a) obligations (contingent or otherwise) of, or payments to, the Company in excess of $15,000, (b) the license of any Intellectual Property to or from the Company other than licenses with respect to commercially available software products under standard end-user object code license agreements or standard customer terms of service and privacy policies for Internet sites, (c) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person, or that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (d) indemnification by the Company with respect to infringements of proprietary rights other than standard customer or channel agreements (each, a “Material Agreement”). The Company is not in material breach of any Material Agreement. Each Material Agreement is in full force and effect and is enforceable by the Company in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) the effect of rules of law governing the availability of equitable remedies.

2.13          Liabilities. Except as set forth in the Disclosure Schedule, the Company has no liabilities or obligations, contingent or otherwise, in excess of $15,000 individually or $30,000 in the aggregate. The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

2.14          Certain Transactions. Except as set forth on Section 2.14 of the Disclosure Schedule, other than (i) employment compensation, including payment of salary, (ii) standard employee benefits generally made available to all employees, (iii) standard director and officer indemnification agreements approved by the Board, and (iv) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or key employees, or any affiliate thereof.

2.15          Rights of Registration and Voting Rights. The Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities, except for the registration rights contained in the Investors’ Rights Agreement. To the Company’s knowledge, except as contemplated in the Investors’ Rights Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.16          Absence of Liens. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

2.17          Financial Statements. The Company has delivered to each Investor (1) its unaudited financial statements as of December 31, 2013, and the related unaudited statement of income for the twelve (12) months then ended, and (2) its unaudited financial statements as of June 30, 2014, and the related unaudited statement of income for the six (6) months then ended (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis through the relevant period, except that the Financial Statements do not contain the footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet included in the Financial Statements, (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

2.18          Changes. Since January 1, 2014, there has not been: (i) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect; (ii) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which is not material to the Company; (iii) any change or amendment to a material contract or agreement by which the Company or any of its assets is bound or subject; (iv) any change in any compensation arrangement or agreement with any employee, officer, director or stockholder; (v) any resignation or termination of employment of any officer or founder of the Company; (vi) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets; (vii) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; (viii) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock by the Company; (ix) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect; (x) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company; (xi) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or (xii) any arrangement or commitment by the Company to do any of the things described in this Section 2.18.

2.19          Employee Matters.

2.19.1       As of the date hereof, the Company employs nine (9) full-time employee, two (2) part-time employees, and six (6) consultants or independent contractors. To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

2.19.2      The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

2.19.3      The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 2.19 of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 2.19 of the Disclosure Schedule, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

2.19.4      The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company’s Board.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

2.19.5      Section 2.19 of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

2.19.6      Each current and former employee, officer and consultant of the Company has executed and delivered a proprietary information and inventions agreement or similar proprietary agreement pursuant to which such employee, officer and consultant has assigned all intellectual property rights to the Company. Each such agreement remains in full force and effect and to the Company’s knowledge, no employee, officer or consultant is in violation of such agreement.

2.20          Tax Returns and Payments. There are no material federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no material accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.21          Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default under any of such franchises, permits, licenses or other similar authority, which default could reasonably be expected to have a Material Adverse Effect.

2.22          Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form made available to the Investors. The copy of the minute books of the Company made available to the Investors contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

2.23          Insurance. The Company maintains insurance with respect to its properties and business of the kinds and in the amounts not less than are customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft and public liability

2.24          Property and Assets. The Company has good and marketable title to all of its material properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, security interest, lease, charge or encumbrance, other than liens resulting from taxes which have not yet become delinquent and liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

2.25          Broker and Finders. The Company has not retained any investment banker, broker, or finder in connection with the transaction contemplated by this Agreement.

2.26          Disclosure of Material Information. Neither this Agreement, the Restated Certificate, the Investors’ Rights Agreement, nor any document or certificate furnished to the Investors by or on behalf of the Company contains any untrue statement of a material fact, and none of this Agreement or such other documents and certificates omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

3.            Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company, severally and not jointly, as follows in connection with the investment in the Shares.

3.1            Authorization. The Investor has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which such Investor is a party, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) the effect of rules of law governing the availability of equitable remedies.

3.2            Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms, that the Shares to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Investor has not been formed for the specific purpose of acquiring the Shares.

3.3            Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management. Nothing in this Section 3, including the foregoing sentence, limits or modifies the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

3.4            Restricted Securities. The Investor understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Shares are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, the Investor must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Investors’ Rights Agreement. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5            No Public Market. The Investor understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

3.6            Legends. The Investor understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear any one or more of the following legends: (a) any legend set forth in, or required by, the other Transaction Agreements; (b) any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended; and (c) the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

3.7            Accredited and Sophisticated Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Investor is an investor in securities of companies in the development stage and acknowledges that Investor is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Shares.

3.8            No General Solicitation. Neither the Investor nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation with respect to the offer and sale of the Shares, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.9            Exculpation Among Investors. The Investor acknowledges that it is not relying upon any person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Investor agrees that neither any Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.10          Residence. If the Investor is an individual, then the Investor resides in the state identified in the address of the Investor set forth on Exhibit A; if the Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of the Investor in which its principal place of business is identified in the address or addresses of the Investor set forth on Exhibit A.

3.11          Broker and Finders. The Investor has not retained any investment banker, broker, or finder in connection with the transaction contemplated by this Agreement.

4.            Conditions to the Investors’ Obligations at Closing.

The obligations of each Investor to acquire the Shares at the Initial Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1            Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

4.2            Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

4.3            Compliance Certificate. The President of the Company shall deliver to the Investors at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4            Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series B Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5            Board of Directors. As of the Closing, the authorized size of the Board shall be set at five (5) members and the Board shall be comprised of (i) Christopher J. Ianelli, the Chief Executive Officer, (ii) Andrew L. Ross, designated to represent the holders of the Series A Preferred Stock, (iii) George Scholl, designated by OBF Investments, LLC to represent the holders of the Series B Preferred Stock, (iv) a director to be designated by the Chief Executive Officer to represent the holders of the Common Stock, initially Jill Mullan, and (v) one independent director to be agreed upon by the other directors.

4.6            Investors’ Rights Agreement. The Company, each Investor (other than the Investor relying upon this condition to excuse such Investor’s performance hereunder) and the other stockholders of the Company named as parties thereto shall have executed and delivered the Investors’ Rights Agreement.

4.7            Delaware Filing. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Initial Closing, which shall continue to be in full force and effect as of the Closing.

4.8            Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at the Closing a certificate certifying (i) the Bylaws of the Company, (ii) resolutions of the Board approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, (iii) resolutions of the stockholders of the Company approving the Restated Certificate; and (iv) that the Company is in good standing in Delaware and each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect, and attach a copy of each such good standing certificate issued by the Delaware Secretary of State and each other secretary of state, as applicable.

4.9            Indemnification Agreement. The Company shall have executed and delivered an Indemnification Agreement with each member of the Board as of the Closing in substantially the form attached hereto as Exhibit E.

4.10            Minimum Investment. At the Initial Closing, the Investors shall invest a minimum of not less than $3,000,000 in new proceeds in the aggregate (excluding the conversion of the Convertible Notes).

4.11            Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor, and each Investor (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

5.            Conditions of the Company’s Obligations at Closing.

The obligations of the Company to sell Series B Shares to the Investors at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1            Representations and Warranties. The representations and warranties of each Investor contained in Section 3 shall be true and correct in all material respects as of the Closing.

5.2            Performance. The Investors shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

5.3            Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series B Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4            Investors’ Rights Agreement. Each Investor shall have executed and delivered the Investors’ Rights Agreement.

6.            General Provisions.

6.1            Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2            Governing Law. This Agreement shall be governed by, and construed in accordance with, (i) the General Corporation Law of the State of Delaware as to matters within the scope thereof, and (ii) as to matters of contract law, the law of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

6.3            Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile or electronic transmission (including PDF) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by first class mail, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such address or facsimile number as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, it shall be sent to iSpecimen Inc., 450 Bedford Street, Lexington, MA 02420, Attention: Christopher Ianelli, MD, PhD, Chief Executive Officer, with a copy (which shall not constitute notice) sent to Cooley LLP, 500 Boylston Street, Boston MA 02116-3736, Attention: John Hession. If notice is given to the Investors, a copy (which shall not constitute notice) shall be sent to Foley & Lardner LLP, 111 North Orange Avenue, Suite 1800, Orlando, FL 32801-2386, Attention: Michael A. Okaty.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Execution Version

6.6            No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Investor or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.7            Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.8            Fees and Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement; provided, however, that the Company shall, at the Closing, reimburse the fees of and expenses of Foley & Lardner LLP, as counsel for the Investors, for a fee estimate of $25,000 plus expenses.

6.9            Amendments and Waivers. Except as specified in Section 1.2.1, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of a majority of the then-outstanding Series B Shares (or Common Stock issued on conversion thereof). Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon the Investors and each transferee of the Series B Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.10            Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11            Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12            Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly cancelled.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

iSpecimen Inc.

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

In Witness Whereof, the parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

iSpecimen Inc.

By:	/s/ Christopher Ianelli, M.D., Ph.D.
Name:	Christopher Ianelli, M.D., Ph.D.
Title:	President, Chief Executive Officer

INVESTORS:

OBF Investments, LLC

By:
Name:
Title:

/s/ Andrew L. Ross
Andrew L. Ross

/s/ Jill Preotle
Jill Preotle

/s/ Peter Aldrich
Peter Aldrich

/s/ Brad Callow
Brad Callow

/s/ David Ianelli
David Ianelli

/s/ Jonathan Ianelli
Jonathan Ianelli

iSpecimen Inc.

Signature Page to Series B Preferred Stock Purchase Agreement

EXHIBIT A

Schedule of Investors

Name and Address of Investor	TOTAL Cash Purchase Price Committed	TOTAL Series B Shares Purchased	Cash Purchase Price at 1st Closing	Series B Shares Purchased at 1st Closing	Cancellation of Indebtedness*	Series A-1 Shares Converted at 1st Closing
OBF Investments, LLC c/o John Murphy 8669 Commodity Circle Orlando, FL 32819	$5,999,997.79	2,380,772	$2,250,000.44	892,790	N/A	N/A

Andrew Ross 75 Myles Standish Road Weston, MA 02493	$1,817,838.25	721,310	$681,691.24	270,492	N/A	N/A

Jill Preotle 27 Commonwealth Avenue Boston, MA 02116	N/A	N/A	N/A	N/A	$256,780.82	254,722

Peter C. Aldrich Revocable Trust c/o Peter C. Aldrich 151 Coolidge Hill Cambridge, MA 02138	N/A	N/A	N/A	N/A	$203,534.25	201,901

Brad Callow 179 Florence Road Waltham, MA 02453	N/A	N/A	N/A	N/A	$50,363.01	49,959

David Ianelli 33 Glen Road Hopkinton, MA 01748	N/A	N/A	N/A	N/A	$25,181.51	24,979

Marisa Ianelli 104 Cross Street Belmont, MA 02478	N/A	N/A	N/A	N/A	$25,181.51	24,979

Kevin Richard 6 Holmes Road Lexington, MA 02420	$75,605.70	30,000	$75,605.70	30,000	N/A	N/A

David Wages 31 Pinecone Lane Southborough, MA 01772	$5,040.38	2,000	$5,040.38	2,000	N/A	N/A

Gregory Netland 8 Fieldstone Way Boxford, MA 01921	$504.04	200	$504.04	200	N/A	N/A

J. Michael Grenon 12 Woodstone Road Northborough, MA 01532	$50,000.57	19,840	$50,000.57	19,840	N/A	N/A

MRNGL Trust c/o David Grenon 15 Tournament Way Sutton, MA 01590	$50,000.57	19,840	$50,000.57	19,840	N/A	N/A

Seagull Investments, LLC 100 Grove Street, Suite 200 Wocester, MA 01605	$1,008.08	400	$1,008.08	400	N/A	N/A

TOTALS:	$7,999,995.38	3,174,362	$3,113,851.02	1,235,562	$561,041.10	556,540

*Includes interest accrued as of and through August 22, 2014 of $11,041.10.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

EXHIBIT B

Amended and Restated Certificate of Incorporation

(See tab 3)

EXHIBIT C

Disclosure Schedule

(See tab 2)

EXHIBIT D

Investors’ Rights Agreement

(See tab 4)

EXHIBIT E

Director Indemnification Agreements

(See tab 3)

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Schedule A

Tranche Closings and Milestones

The Initial Closing:

Milestone:	Initial Series B Financing

Measurement:	Series B Financing Closing Date by August 10, 2014

Investment Amount for Lead Investor I:                  $2,250,000

Investment Amount for Lead Investor II:                  $750,000

1st Tranche Closing:

Milestone:	Supply Network Development

Measurement:	Definitive agreements executed with healthcare facilities providing access to a total of 9M specimens, on an annualized basis by April 30, 2015.

Investment Amount for Lead Investor I: $1,250,000

Investment Amount for Lead Investor II: $425,000

2nd Tranche Closing:

Milestone:	Supply Network Implementations

Measurement:	iSpecimen software implemented at signed supply sites providing access to 9M specimens on an annualized basis by November 30, 2015.

Investment Amount for Lead Investor I: $1,250,000

Investment Amount for Lead Investor II: $425,000

3rd Tranche Closing:

Milestone:	Revenue Achievement

Measurement:	Revenue achievement of ≥ $1.5M from any preceding 180 day time period by June 30, 2016.

Investment Amount for Lead Investor I: $1,250,000

Investment Amount for Lead Investor II: $400,000

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement

Addendum

This addendum to the “Series B Preferred Stock Purchase Agreement” provides the details of all corrections and revisions made to the original document, all of which have been made and inserted above, as follows:

Page 5 – Section 2.2.1

Original:	A total of 16,000,000 shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”), 5,402,783 shares of which are issued and outstanding immediately prior to the Closing, 97,440 shares of which are issuable on conversion of those certain Warrants to Purchase Common Stock, 3,427,871 shares of which are issuable on conversion of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), 556,550 shares of which are issuable on conversion of the Series A-1 Shares, 3,200,000 shares of which are issuable on conversion of the Series B Shares, and up to 991,785 additional shares of which are issuable pursuant to the Company’s 2013 Stock Incentive Plan (as described in Section 2.2.3 of this Agreement). All of the outstanding shares of Common Stock and Series A Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in material compliance with all applicable federal and state securities laws.

Revised:	A total of 16,000,000 shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”), 5,402,783 shares of which are issued and outstanding immediately prior to the Closing, 97,440 shares of which are issuable on conversion of those certain Warrants to Purchase Common Stock, 3,427,871 shares of which are issuable on conversion of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), 556,550 shares of which are issuable on conversion of the Series A-1 Shares, 3,200,000 shares of which are issuable on conversion of the Series B Shares, and up to 1,257,945 shares of which are issuable pursuant to the Company’s 2013 Stock Incentive Plan (as further described in Section 2.2.3 of this Agreement). All of the outstanding shares of Common Stock and Series A Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in material compliance with all applicable federal and state securities laws.

Page 5 – Section 2.2.3

Original:	A total of up to 991,785 additional shares of Common Stock are subject to issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s 2013 Stock Incentive Plan (the “Stock Plan”). All such shares of Common Stock reserved under the Stock Plan remain available for issuance to officers, directors, employees, advisors and consultants pursuant to the Stock Plan.

Revised:	A total of up to 1,257,945 additional shares of Common Stock are subject to issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s 2013 Stock Incentive Plan (the “Stock Plan”). All such shares of Common Stock reserved under the Stock Plan remain available for issuance to officers, directors, employees, advisors and consultants pursuant to the Stock Plan.

iSpecimen Inc.

Series B Preferred Stock Purchase Agreement